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                                                                   Exhibit 10.57

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                                 LOAN AGREEMENT

                            Dated as of March 2, 2006

                                     Between

                             COLE MT SPRING TX, LP,
                                   as Borrower

                                       and

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.,
                                    as Lender

================================================================================

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                                TABLE OF CONTENTS

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                                                                            Page
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
I.    DEFINITIONS; PRINCIPLES OF CONSTRUCTION............................     1
   Section 1.1     Definitions...........................................     1
   Section 1.2     Principles of Construction............................    23
II.   GENERAL TERMS......................................................    23
   Section 2.1     Loan Commitment; Disbursement to Borrower.............    23
   Section 2.2     Interest Rate.........................................    23
   Section 2.3     Loan Payment..........................................    24
   Section 2.4     Prepayments...........................................    26
   Section 2.5     Defeasance............................................    27
   Section 2.6     Release of Property...................................    29
   Section 2.7     Cash Management.......................................    30
III.  CONDITIONS PRECEDENT...............................................    32
   Section 3.1     Conditions Precedent to Closing.......................    32
IV.   REPRESENTATIONS AND WARRANTIES.....................................    36
   Section 4.1     Borrower Representations..............................    36
   Section 4.2     Survival of Representations...........................    45
V.    BORROWER COVENANTS.................................................    46
   Section 5.1     Affirmative Covenants.................................    46
VI.   INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS................    61
   Section 6.1     Insurance.............................................    61
   Section 6.2     Casualty..............................................    65
   Section 6.3     Condemnation..........................................    65
   Section 6.4     Restoration...........................................    65
VII.  RESERVE FUNDS......................................................    69
   Section 7.1     Required Repairs......................................    69
   Section 7.2     Tax and Insurance Escrow Fund.........................    70
   Section 7.3     Replacements and Replacement Reserve..................    71
   Section 7.4     Rollover Reserve......................................    76
   Section 7.5     Reserve Funds, Generally..............................    76
VIII. DEFAULTS...........................................................    77
   Section 8.1     Event of Default......................................    77
   Section 8.2     Remedies..............................................    79
   Section 8.3     Remedies Cumulative; Waivers..........................    81
IX.   SPECIAL PROVISIONS.................................................    81
   Section 9.1     Securitization........................................    81
   Section 9.2     Securitization. ......................................    82
   Section 9.3     Exculpation...........................................    82
   Section 9.4     Matters Concerning Manager............................    84
   Section 9.5     Servicer..............................................    85
X.    MISCELLANEOUS......................................................    85
   Section 10.1    Survival..............................................    85
   Section 10.2    Lender's Discretion...................................    85
   Section 10.3    Governing Law.........................................    85
   Section 10.4    Modification, Waiver in Writing.......................    86
   Section 10.5    Delay Not a Waiver....................................    86
   Section 10.6    Notices...............................................    86
   Section 10.7    Trial by Jury.........................................    87
   Section 10.8    Headings..............................................    87
   Section 10.9    Severability..........................................    87
   Section 10.10   Schedules Incorporated................................    89
   Section 10.11   Offsets, Counterclaims and Defenses...................    89
   Section 10.12   No Joint Venture or Partnership; No Third Party
                      Beneficiaries......................................    90
   Section 10.13   Publicity.............................................    90
   Section 10.14   Waiver of Marshalling of Assets.......................    90

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
   Section 10.15   Waiver of Counterclaim................................    90
   Section 10.16   Conflict; Construction of Documents; Reliance.........    91
   Section 10.17   Brokers and Financial Advisors........................    91
   Section 10.18   Prior Agreements......................................    91
   Section 10.19   Joint and Several Liability...........................    91
   Section 10.20   Certain Additional Rights of Lender (VCOC)............    91

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SCHEDULES
---------
Schedule I   -   Rent Roll
Schedule II  -   Required Repairs - Deadlines for Completion
Schedule III -   Organizational Chart of Borrower
Schedule IV  -   Tenant Direction Letter
Schedule V   -   Identified Affiliates

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT, dated as of March 2, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation, having an address at 383 Madison Avenue, New York, New York 10179 ("LENDER") and COLE MT SPRING TX, LP, a Delaware limited partnership, having its principal place of business at 2555 E. Camelback Road, Ste. 400, Phoenix, Arizona 85016 and an organizational identification number of 4071262 ("BORROWER").

                                   WITNESSETH:

     WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

     WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

     NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     SECTION 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

     "ACADEMY SPORTS" shall mean Academy Corp., a Texas corporation.

     "ACCRUED INTEREST" shall have the meaning set forth in Section 2.3.2 hereof.

     "ACTUAL KNOWLEDGE" shall mean, with respect to Borrower, the conscious awareness of facts or other information by Borrower after inquiry reasonable for an institutional owner of properties similar to the Property.

     "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person.

     "AFFILIATED LOANS" shall mean a loan made by Lender to an Affiliate of Borrower or Guarantor.

     "AFFILIATED MANAGER" shall mean any Manager that is an Affiliate of Borrower or Guarantor.

     "AGENT" shall have the meaning set forth in Section 2.7.2 hereof.

     "AGREEMENT" shall mean this Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "ALTA" shall mean American Land Title Association, or any successor thereto.

     "ANNUAL BUDGET" shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower in accordance with
Section 5.1.11 hereof for the applicable Fiscal Year or other period.

     "ANTICIPATED REPAYMENT DATE" shall mean April 1, 2016.

     "APPLICABLE INTEREST RATE" shall mean (i) prior to the Anticipated Repayment Date, the Initial Interest Rate and (ii) on and after the Anticipated Repayment Date, the Revised Interest Rate.

     "APPROVED ANNUAL BUDGET" shall have the meaning set forth in Section 5.1.11 hereof.

     "ASSIGNMENT OF LEASES" shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Mortgage Electronic Registration Systems, Inc., as nominee of Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "AWARD" shall mean any compensation paid or payable to Borrower by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

     "BANKRUPTCY ACTION" shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which such Person colludes with, or otherwise assists such Person, or cause to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such person or any portion of the Property;
(e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

     "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, 11 U.S.C.
Section 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights or any other Federal or state bankruptcy or insolvency law.

     "BASIC CARRYING COSTS" shall mean, the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (a) Taxes, (b) Other Charges and (c) Insurance Premiums.

     "BORROWER" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, or the place of business of any Servicer are not open for business.

     "CAPITAL EXPENDITURES" shall mean, for any period, the amount expended for items capitalized under GAAP (or another basis of accounting acceptable to Lender and consistently applied)(including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

     "CASH MANAGEMENT ACCOUNT" shall have the meaning set forth in Section 2.7.2 hereof.

     "CASH MANAGEMENT TERMINATION EVENT" shall mean (a) in the case of a Cash Management Trigger pursuant to clause (ii) of the definition of such term, the Debt Service Coverage Ratio shall be equal to or greater than 1.25 to l.0 for two (2) complete, consecutive calendar quarters following the calendar quarter in which the Cash Management Trigger occurred, provided, however, there shall be no Cash Management Termination Event following a Cash Management Trigger caused by clause (i) of the definition of such term, and there shall not be more than two (2) Cash Management Termination Events during the term of the Loan.

     "CASH MANAGEMENT TRIGGER" shall mean (i) provided the Clearing Bank Option has not been exercised and implemented, if the Loan has not been repaid on or before the Payment Date that is three (3) calendar months prior to the Anticipated Repayment Date, however, if the Clearing Bank Option has been exercised and implemented, if the Loan has not been repaid on or before the Payment Date that is one (1) calendar month prior to the Anticipated Repayment Date, or (ii) Lender's determination that the Debt Service Coverage Ratio for the preceding twelve (12) months annualized is less than or equal to 1.1 to 1.0.

     "CASUALTY" shall have the meaning set forth in Section 6.2 hereof.

     "CASUALTY CONSULTANT" shall have the meaning set forth in Section 6.4(b)(iii) hereof.

     "CASUALTY RETAINAGE" shall have the meaning set forth in Section 6.4(b)(iv) hereof.

     "CLEARING ACCOUNT" shall have the meaning set forth in Section 2.7.1 hereof.

     "CLEARING BANK" shall have the meaning set forth in Section 2.7.1 hereof.

     "CLEARING BANK AGREEMENT" shall have the meaning set forth in Section 2.7.1 hereof.

     "CLEARING BANK OPTION" shall have the meaning set forth in Section 2.7.1 hereof.

     "CLOSING DATE" shall mean the date of the funding of the Loan.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

     "CONDEMNATION PROCEEDS" shall have the meaning set forth in Section 6.4(b).

     "CONSENT REGARDING MANAGEMENT AGREEMENT" shall mean that certain Consent and Agreement, dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. "CONTROLLED" and "CONTROLLING" shall have correlative meanings.

     "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including the Defeasance Payment Amount, any Yield Maintenance Premium and any Yield Maintenance Default Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

     "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments due under this Agreement and the Note.

     "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which:

          (a) the numerator is the Net Operating Income (excluding interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly (e.g., Taxes and Insurance Premiums)) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Property, or (ii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of four percent (4.0%) of Gross Income from Operations or (2) the actual management fees incurred, (B) Replacement Reserve Fund contributions equal to $0.17 per square foot of gross leasable area at the Property, and (C) Rollover Reserve Fund contributions equal to $0.00 per square foot of gross leasable area at the Property; and

          (b) the denominator is the aggregate amount of principal and interest due and payable on the Note for such period.

     "DEBT SERVICE COVERAGE RATIO DETERMINATION DATE" shall mean the date that Lender determines the Debt Service Coverage Ratio in accordance with this Agreement.

     "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

     "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law or (b) four percent (4%) above the Applicable Interest Rate.

     "DEFEASANCE DATE" shall have the meaning set forth in Section 2.5.1(a)(i) hereof.

     "DEFEASANCE DEPOSIT" shall mean an amount equal to the remaining principal amount of the Note, the Defeasance Payment Amount, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of Sections 2.4 and 2.5 hereof (including, without limitation, any fees and expenses of accountants, attorneys and the Rating Agencies incurred in connection therewith).

     "DEFEASANCE EVENT" shall have the meaning set forth in Section 2.5.1(a) hereof.

     "DEFEASANCE EXPIRATION DATE" shall mean the date that is two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Code for the REMIC Trust.

     "DEFEASANCE PAYMENT AMOUNT" shall mean the amount (if any) which, when added to the remaining principal amount of the Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

     "DISCLOSURE DOCUMENT" shall have the meaning set forth in Section 9.2 hereof.

     "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least Fifty Million and 00/100 Dollars ($50,000,000.00) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

     "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's).

     "EMBARGOED PERSON" shall have the meaning set forth in Section 5.1.23 hereof.

     "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnification Agreement, dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1(a) hereof.

     "EXCESS CASH FLOW" shall have the meaning set forth in Section 2.7.2(b) hereof.

     "EXCHANGE ACT" shall have the meaning set forth in Section 9.2 hereof.

     "EXTRAORDINARY EXPENSE" shall have the meaning set forth in Section 5.1.11 hereof.

     "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

     "FITCH" shall mean Fitch, Inc.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

     "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     "GROSS INCOME FROM OPERATIONS" shall mean, for any period, all income, computed in accordance with the GAAP (or another basis of accounting acceptable to Lender and consistently applied), derived from the ownership and operation of the Property from whatever source during such period, including, but not limited to, Rents from tenants in occupancy, open for business and paying full contractual rent without right of offset or credit, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, business interruption or other loss of income or rental insurance proceeds or other required pass-throughs and interest on Reserve Accounts, if any, but excluding Rents from month-to-month tenants or tenants that are included in any Bankruptcy Action, sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income or rental insurance), Awards, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds, if any. Gross income shall not be diminished as a result of the Mortgage or the creation of any intervening estate or interest in the Property or any part thereof.

     "GUARANTOR" shall mean Cole Operating Partnership II, LP, a Delaware limited partnership.

     "IDENTIFIED AFFILIATES" shall have the meaning set forth on Schedule V hereof.

     "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the Mortgage.

     "INDEBTEDNESS" of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations);
(d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).

     "INDEMNITY" shall mean that certain Indemnity Agreement, dated as of the date hereof, executed and delivered by Borrower and Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "INITIAL INTEREST RATE" shall mean a rate of five and six hundred thirty six thousandths percent (5.636%) per annum.

     "INSURANCE PREMIUMS" shall have the meaning set forth in Section 6.1(b) hereof.

     "INSURANCE PROCEEDS" shall have the meaning set forth in Section 6.4(b) hereof.

     "JACK-IN-THE-BOX" shall mean Jack In The Box Inc., a Delaware corporation.

     "LEASE" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

     "LEGAL REQUIREMENTS" shall mean, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

     "LENDER" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

     "LICENSES" shall have the meaning set forth in Section 4.1.22 hereof.

     "LIEN" shall mean, any mortgage, deed of trust, lien, pledge, hypothecation, assignment for security, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

     "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Consent Regarding Management Agreement, the Indemnity, and all other documents executed and/or delivered in connection with the Loan.

     "MANAGEMENT AGREEMENT" shall mean the management agreement entered into among Manager, Cole Operating Partnership II, L.P., and Cole Credit Property Trust II, Inc. pursuant to which Manager is to provide management and other services with respect to the Property and certain other properties, or, if the context requires, the Replacement Management Agreement.

     "MANAGER" shall mean Cole Realty Advisors, Inc. (f/k/a Fund Realty Advisors, Inc.) an Arizona corporation, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

     "MATERIAL ACTION" means, with respect to any Person, to file any insolvency or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person's inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

     "MATURITY DATE" shall mean April 1, 2036, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

     "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a payment of interest only at the Initial Interest Rate for the calendar month preceding the related Payment Date.

     "MOODY'S" shall mean Moody's Investors Service, Inc.

     "MORTGAGE" shall mean, that certain first priority Deed of Trust and Security Agreement, dated the date hereof, executed and delivered by Borrower to Mortgage Electronic Registration Systems, Inc., as nominee of Lender as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "NET CASH FLOW" shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

     "NET CASH FLOW SCHEDULE" shall have the meaning set forth in Section 5.1.11(b) hereof.

     "NET OPERATING INCOME" shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

     "NET PROCEEDS" shall have the meaning set forth in Section 6.4(b) hereof.

     "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in Section 6.4(b)(vi) hereof.

     "NOTE" shall mean that certain Promissory Note, dated the date hereof, in the principal amount of Five Million Nine Hundred Forty Thousand and 00/100 Dollars ($5,940,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of the general partner or managing member of Borrower.

     "OPERATING EXPENSES" shall mean the total of all expenditures incurred by or on behalf of Borrower, computed in accordance with the GAAP (or another basis of accounting acceptable to Lender and consistently applied), of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures (including any reserves therefore maintained by Borrower but not required hereunder), contributions to the Reserve Funds, tenant expenditures related to the operation and maintenance of the Property to the extent such items are the responsibility of tenant under its Lease.

     "O'REILLY AUTO PARTS" shall mean O'Reilly Automotive, Inc. (successor to Hi-Lo Auto Supply, L.P.).

     "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

     "OTHER OBLIGATIONS" shall have the meaning as set forth in the Mortgage.

     "PAYMENT DATE" shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

     "PERMITTED ENCUMBRANCES" shall mean, with respect to the Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) the Leases existing as of the date hereof and any Leases entered into after the date hereof in accordance with
Section 5.1.20, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of the Property (as currently used) or Borrower's ability to repay the Loan.

     "PERMITTED INVESTMENTS" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

          (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
     (D) such investments must not be subject to liquidation prior to their maturity;

          (ii) Federal Housing Administration debentures;

          (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (viii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

          (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

     provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "PERMITTED RELEASE DATE" shall mean the date that is the fourth (4th) anniversary of the first Payment Date.

     "PERMITTED TRANSFER" shall have the meaning set forth in Section 5.2.10(d) hereof.

     "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Mortgage.

     "PHYSICAL CONDITIONS REPORT" shall mean that certain Property Conditions Report for Mortgage Financing Purposes dated January 24, 2006 from IVI Due Diligence Services, Inc.

     "POLICIES" shall have the meaning specified in Section 6.1(b) hereof.

     "POLICY" shall have the meaning specified in Section 6.1(b) hereof.

     "PREPAYMENT RATE" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Anticipated Repayment Date as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Anticipated Repayment Date, the "Prepayment Rate" shall be the yield on such United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release
H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     "PREPAYMENT RATE DETERMINATION DATE" shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 hereof.

     "PROPERTY" shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the Mortgage and referred to therein as the "Property".

     "PROVIDED INFORMATION" shall mean any and all financial and other information provided at any time by, or on behalf of, Borrower, Guarantor and/or Manager.

     "QUALIFIED MANAGER" shall mean either (a) Manager; (b) [reserved]; or (c) in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.

     "RATING AGENCIES" shall mean each of S&P, Moody's and Fitch, or any other nationally recognized statistical rating agency which has been approved by Lender.

     "RELATED ENTITIES" shall have the meaning set forth in Section 5.2.10(e)(v) hereof.

     "RELATED PARTIES" shall have the meaning set forth in the definition of Special Purpose Entity.

     "RELATED PARTY" shall have the meaning set forth in the definition of Special Purpose Entity.

     "REMIC TRUST" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

     "RENTS" shall mean, all rents (including percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Property, including, without limitation, charges for electricity, oil, gas, water, steam, heat, ventilation, air-conditioning and any other energy, telecommunication, telephone, utility or similar items or time use charges, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for Taxes, Operating Expenses or other reimbursables payable to Borrower (or to the Manager for the account of Borrower) under any Lease, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property.

     "REPLACEMENT MANAGEMENT AGREEMENT" shall mean, collectively, (a) either (i) a management agreement for the Property with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement for the Property with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower's expense.

     "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in Section
7.3.1 hereof.

     "REPLACEMENT RESERVE FUND" shall have the meaning set forth in Section
7.3.1 hereof.

     "REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in
Section 7.3.1 hereof.

     "REPLACEMENTS" shall have the meaning set forth in Section 7.3.1 hereof.

     "REQUIRED REPAIR ACCOUNT" shall have the meaning set forth in Section 7.1.1 hereof.

     "REQUIRED REPAIR FUND" shall have the meaning set forth in Section 7.1.1 hereof.

     "REQUIRED REPAIRS" shall have the meaning set forth in Section 7.1.1 hereof.

     "RESERVE FUNDS" shall mean, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Rollover Reserve Fund and any other escrow fund established by the Loan Documents.

     "RESTORATION" shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

     "RESTRICTED PARTY" shall mean collectively, Borrower, Guarantor, and any direct members or general partners of Borrower or Guarantor.

     "REVISED INTEREST RATE" shall mean the greater of (i) the Initial Interest Rate plus two percent (2%) per annum, and (ii) the then current Ten Year Treasury Yield plus two percent (2%) per annum, provided, however, the Revised Interest Rate shall not exceed the Initial Interest Rate plus five percent (5%) per annum.

     "ROLLOVER RESERVE ACCOUNT" shall have the meaning set forth in Section
7.4.1 hereof.

     "ROLLOVER RESERVE FUND" shall have the meaning set forth in Section 7.4.1 hereof.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies.

     "SALE OR PLEDGE" shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

     "SCHEDULED DEFEASANCE PAYMENTS" shall have the meaning set forth in Section 2.5.1(b) hereof.

     "SECURITIES" shall have the meaning set forth in Section 9.1 hereof.

     "SECURITIES ACT" shall have the meaning set forth in Section 9.2 hereof.

     "SECURITIZATION" shall have the meaning set forth in Section 9.1 hereof.

     "SECURITY AGREEMENT" shall have the meaning set forth in Section 2.5.1(a)(vi) hereof.

     "SERVICER" shall have the meaning set forth in Section 9.5 hereof.

     "SERVICING AGREEMENT" shall have the meaning set forth in Section 9.5 hereof.

     "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in Section 8.2(c) hereof.

     "SHERWIN WILLIAMS" shall mean The Sherwin-Williams Company, an Ohio corporation.

     "SPECIAL PURPOSE ENTITY" shall mean a corporation, limited partnership or limited liability company that, since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements unless it has received either prior consent to do otherwise from Lender or a permitted administrative agent thereof, or, while the Loan is securitized, confirmation from each of the applicable Rating Agencies that such noncompliance would not result in the qualification, withdrawal, or downgrade of the ratings of any Securities or any class thereof:

          (i) is and shall be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into and performing its obligations under the Loan Documents with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

          (ii) has not engaged and shall not engage in any business unrelated to the acquisition, development, ownership, management or operation of the Property;

          (iii) has not owned and shall not own any real property other than, in the case of Borrower, the Property;

          (iv) does not have, shall not have and at no time had any assets other than the Property and personal property necessary or incidental to its ownership and operation of the Property;

          (v) has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger, or (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents;

          (vi) except as permitted under the Loan Documents, shall not cause, consent to or permit any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition without the consent of Lender;

          (vii) if such entity is a limited partnership, has and shall have at least one general partner and has and shall have, as its only general partners, each of which (A) is a corporation or single-member Delaware limited liability company, and (B) holds a direct interest as general partner in the limited partnership of not less than 0.5% (or 0.1%, if the limited partnership is a Delaware entity);

          (viii) if such entity is a corporation, shall not cause or permit the board of directors of such entity to take any Material Action without the unanimous vote of one hundred percent (100%) of the members of its board of directors;

          (ix) if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of "Special Purpose Entity"), has and shall have at least one (1) member that is a Special Purpose Entity, that is a corporation, that directly owns at least one-half-of-one percent (0.5%) of the equity of the limited liability company (or 0.1% if the limited liability company is a Delaware entity);

          (x) if such entity is a single-member limited liability company, (A) is and shall be a Delaware limited liability company, and (B) has and shall have either (1) a member which owns no economic interest in the company, has signed the company's limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

          (xi) has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not) (1) dissolve, merge, liquidate, consolidate; (2) except as permitted under the Loan Documents, sell all or substantially all of its assets; (3) amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (4) without the affirmative vote of all members or general partners: (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property; (C) make an assignment for the benefit of the creditors of the entity; or (D) take any action in furtherance of any of the foregoing clauses (A) through (C);

          (xii) has at all times been and shall at all times remain solvent and has paid and shall pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (xiii) has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;

          (xiv) has maintained and shall maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is required by law to file consolidated tax returns and, if it is a corporation, has not filed and shall not file a consolidated federal income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns;

          (xv) has maintained and shall maintain its own records, books, resolutions and agreements;

          (xvi) has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person, other than as contemplated herein;

          (xvii) has held and shall hold its assets in its own name;

          (xviii) has conducted and shall conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

          (xix) (A) has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP (or another basis of accounting acceptable to Lender and consistently applied); provided, however, that any such consolidated financial statement contains a note indicating that the Special Purpose Entity's separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity's liabilities do not constitute obligations of the consolidated entity;

          (xx) has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations;

          (xxi) has observed and shall observe all partnership, corporate or limited liability company formalities, as applicable;

          (xxii) has not incurred any Indebtedness other than (i) acquisition financing with respect to the Property; construction financing with respect to the Improvements and certain off-site improvements required by municipal and other authorities as conditions to the construction of the Improvements; and first mortgage financings secured by the Property; and Indebtedness pursuant to letters of credit, guaranties, interest rate protection agreements and other similar instruments executed and delivered in connection with such financings, (ii) unsecured trade payables and operational debt not evidenced by a note, (iii) Indebtedness incurred in the financing of equipment and other personal property used on the Property, and

     (iv) unsecured loans from Affiliates used to acquire the Property, which loans shall be repaid in full on or before the date hereof;

          (xxiii) shall have no Indebtedness other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed 2% of the outstanding principal balance of the Loan which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement;

          (xxiv) has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, has not held out and shall not hold out its credit as being available to satisfy the obligations of any other Person or has not pledged and shall not pledge its assets for the benefit of any other Person, in each case except as permitted pursuant to this Agreement;

          (xxv) has not acquired and shall not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate;

          (xxvi) has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing (individually, a "Related Party" and collectively, the "Related Parties"), including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

          (xxvii) has maintained and used and shall maintain and use separate invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity's agent;

          (xxviii) has not pledged and shall not pledge its assets to or for the benefit of any other Person other than with respect to loans secured by the Property and no such pledge remains outstanding except to Lender to secure the Loan;

          (xxix) has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person,

          (xxx) has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

          (xxxi) has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

          (xxxii) has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

          (xxxiii) other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm's-length transaction with an unrelated third party;

          (xxxiv) has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

          (xxxv) if such entity is a corporation, has considered and shall consider the interests of its creditors in connection with all corporate actions;

          (xxxvi) has not had and shall not have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents;

          (xxxvii) has not formed, acquired or held and shall not form, acquire or hold any subsidiary, except that an Affiliate of Borrower may acquire and hold its interest in Borrower;

          (xxxviii) has complied and shall comply with all of the terms and provisions contained in its organizational documents.

          (xxxix) is, has always been and shall continue to be duly formed, validly existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is qualified to do business;

          (xl) has paid all taxes which it owes and is not currently involved in any dispute with any taxing authority;

          (xli) is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that resulted in a judgment against it that has not been paid in full;

          (xlii) has no judgments or Liens of any nature against it except for tax liens not yet due and the Permitted Encumbrances;

          (xliii) has provided Lender with complete financial statements that reflect a fair and accurate view of the entity's financial condition; and

          (xliv) has no material contingent or actual obligations not related to the Property.

     "SPECS LIQUOR" shall mean C.B. Jackson Co. d/b/a Specs Liquor.

     "STATE" shall mean, the State or Commonwealth in which the Property or any part thereof is located.

     "SUCCESSOR BORROWER" shall have the meaning set forth in Section 2.5.3 hereof.

     "SURVEY" shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

     "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in Section
7.2 hereof.

     "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

     "TEN YEAR TREASURY YIELD" shall mean the yield, calculated by linear interpolation (rounded to three decimal places), of the yields of United States Treasury Constant Maturities with the terms (one longer and one shorter) most nearly approximating those of U.S. Obligations having maturities as close as possible to April 1, 2026, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by the Lender on the last Business Day of the week immediately prior to the Anticipated Repayment Date.

     "TENANT DIRECTION LETTER" shall mean a letter in the form of Schedule IV attached hereto from Borrower to the tenant under each Lease with respect to the Property (whether such Lease is presently effective or executed after the Closing Date) directing such tenant to send directly to the Cash Management Account all payments of Rent payable to Borrower under such Lease.

     "THRESHOLD AMOUNT" shall have the meaning set forth in Section 5.1.21 hereof.

     "TITLE INSURANCE POLICY" shall mean, an ALTA mortgagee title insurance policy in the form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Mortgage.

     "TRANSFER" shall have the meaning set forth in Section 5.2.10(b) hereof.

     "TRANSFEREE" shall have the meaning set forth in Section 5.2.10(e)(iii) hereof.

     "TRANSFEREE'S PRINCIPALS" shall mean collectively, (A) Transferee's managing members, general partners or principal shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a fifty-one percent (51%) or greater economic and voting interest in Transferee.

     "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

     "U.S. OBLIGATIONS" shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other "government securities" within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "YIELD MAINTENANCE DEFAULT PREMIUM" shall mean an amount equal to the greater of (a) two percent (2%) of the outstanding principal balance of the Loan to be prepaid or satisfied and (b) the Defeasance Payment Amount that would be required if a Defeasance Event were to occur at such time (whether or not then permitted) in an amount equal to the outstanding principal amount of the Loan to be prepaid or satisfied.

     "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of
(a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the Loan is paid on the Anticipated Repayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

     SECTION 1.2 PRINCIPLES OF CONSTRUCTION. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

     II. GENERAL TERMS

     SECTION 2.1 LOAN COMMITMENT; DISBURSEMENT TO BORROWER.

          2.1.1 AGREEMENT TO LEND AND BORROW. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

          2.1.2 SINGLE DISBURSEMENT TO BORROWER. Borrower may request and receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

          2.1.3 THE NOTE, MORTGAGE AND LOAN DOCUMENTS. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

          2.1.4 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to
(a)acquire the Property or repay and discharge any existing loans relating to the Property, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan and the acquisition of the Property, as approved by Lender, (e) fund any working capital requirements of the Property and (f) distribute the balance, if any, to Borrower.

     SECTION 2.2 INTEREST RATE.

          2.2.1 INTEREST RATE. Interest on the outstanding principal balance of the Loan shall accrue from (and including) the Closing Date to but excluding the Anticipated Repayment Date at the Initial Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue from and including the Anticipated Repayment Date to but excluding the Maturity Date at the Revised Interest Rate.

          2.2.2 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

          2.2.3 DEFAULT RATE. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

          2.2.4 USURY SAVINGS. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal (without any Yield Maintenance Premium or prepayment penalty or premium) and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     SECTION 2.3 LOAN PAYMENT.

          2.3.1 MONTHLY DEBT SERVICE PAYMENTS PRIOR TO THE ANTICIPATED REPAYMENT DATE. (a) Borrower shall pay to Lender on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to and including March 31, 2006, and (b) on each Payment Date thereafter up to and including the Anticipated Repayment Date, Borrower shall make a payment to Lender of interest only in an amount equal to the Monthly Debt Service Payment Amount, which shall be applied to interest on the outstanding principal amount of the Loan for the prior calendar month at the Initial Interest Rate.

          2.3.2 PAYMENTS AFTER ANTICIPATED REPAYMENT DATE. From and after the Anticipated Repayment Date, interest shall accrue on the unpaid principal balance from time to time at the Revised Interest Rate. On each Payment Date occurring after the Anticipated Repayment Date Borrower shall (a) make a payment to Lender of interest only calculated at the Initial Interest Rate, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the Loan (without adjustment for Accrued Interest) at the Initial Interest Rate, and (b) pay to Lender the other amounts required to be paid in accordance with the terms hereof. Interest accrued at the Revised Interest Rate and not paid pursuant to the preceding sentence shall be added to the outstanding principal balance on the first day following such Payment Date and shall earn interest at the Revised Interest Rate to the extent permitted by law (such accrued interest referred to as, "Accrued Interest").

          2.3.3 PAYMENTS GENERALLY. The first (1st) interest accrual period hereunder shall commence on and include the Closing Date and shall end on and include March 31, 2006. Each interest accrual period thereafter shall commence on the first (1st) day of each calendar month during the term of this Agreement and shall end on and include the final calendar date of such calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

          2.3.4 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

          2.3.5 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents (including the amounts due on the Maturity
Date) are not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

          2.3.6 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

     SECTION 2.4 PREPAYMENTS.

          2.4.1 VOLUNTARY PREPAYMENTS. Except as otherwise provided in this
Section 2.4, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Anticipated Repayment Date. On the Payment Date three (3) months prior to the Anticipated Repayment Date, or on any Payment Date thereafter, Borrower may, at its option and upon thirty (30) days prior written notice to Lender, prepay the Debt in whole or in part without payment of the Yield Maintenance Premium or any other prepayment premium or penalty, provided, however, if for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

          2.4.2 MANDATORY PREPAYMENTS. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of the Property or otherwise remit such Net Proceeds to Borrower pursuant to Section 6.4 hereof, Borrower shall prepay or authorize Lender to apply Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion. Other than during the continuance of an Event of Default, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

          2.4.3 PREPAYMENTS AFTER DEFAULT. If during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt Service Payment and
(b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof and Borrower shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Default Premium.

          2.4.4 PREPAYMENT PRIOR TO DEFEASANCE EXPIRATION DATE. If the Permitted Release Date has occurred but the Defeasance Expiration Date has not occurred, the Debt may be prepaid in whole (but not in part) prior to the date permitted under Section 2.4.1 hereof upon not less than thirty (30) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a "Prepayment Date") provided no Event of Default exists and upon payment of an amount equal to the Yield Maintenance Premium. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

     SECTION 2.5 DEFEASANCE.

          2.5.1 VOLUNTARY DEFEASANCE. (a) Provided no Event of Default shall then exist, Borrower shall have the right at any time after the Defeasance Expiration Date and prior to the date voluntarily prepayments are permitted under Section 2.4.1 hereof to voluntarily defease all, but not part, of the Loan by and upon satisfaction of the following conditions (such event being a "DEFEASANCE EVENT"):

          (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the "DEFEASANCE DATE") on which the Defeasance Event is to occur;

          (ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Loan to and including the Defeasance Date. If for any reason the Defeasance Date is not a Payment Date, the Borrower shall also pay interest that would have accrued on the Note through and including the Payment Date immediately preceding the next Payment Date, provided, however, if the Defeasance Deposit shall include short-term interest computed from the date of such prepayment through to the next succeeding Payment Date, Borrower shall not be required to pay such short term interest pursuant to this sentence;

          (iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgage and the other Loan Documents;

          (iv) Borrower shall pay to Lender the required Defeasance Deposit for the Defeasance Event;

          (v) Intentionally omitted;

          (vi) Borrower shall execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.5 (the "Security Agreement");

          (vii) Borrower shall deliver an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance Event;

          (viii) Borrower shall deliver confirmation in writing from each of the applicable Rating Agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered an Additional Insolvency Opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

          (ix) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.5.1(a) have been satisfied;

          (x) Borrower shall deliver a certificate of Borrower's independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

          (xi) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

          (xii) Borrower shall pay all reasonable costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any reasonable costs and expenses associated with a release of the Lien of the Mortgage as provided in Section 2.6 hereof, (B) reasonable attorneys' fees and expenses incurred in connection with the Defeasance Event, (C) the reasonable costs and expenses of the Rating Agencies, (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (E) the reasonable costs and expenses of Servicer and any trustee, including reasonable attorneys' fees.

          (b) In connection with the Defeasance Event, Borrower shall use the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date upon which interest and principal payments are required under this Agreement and the Note, and in amounts equal to the scheduled payments due on such dates under this Agreement and the Note (including, without limitation, scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such Payment Dates) and assuming the Note is prepaid in full on the Anticipated Repayment Date (the "Scheduled Defeasance Payments"). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Lender (or its designee) and applied to satisfy the Debt Service obligations of Borrower under this Agreement and the Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.5 and satisfy Borrower's other obligations under this
Section 2.5 and Section 2.6 shall be remitted to Borrower.

          2.5.2 COLLATERAL. Each of the U.S. Obligations that are part of the defeasance collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the defeasance collateral a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests.

          2.5.3 SUCCESSOR BORROWER. In connection with any Defeasance Event, Borrower may at its option, or if so required by the applicable Rating Agencies shall, establish or designate a successor entity (the "Successor Borrower") acceptable to Lender, which shall be a Special Purpose Entity and Borrower shall transfer and assign all obligations, rights and duties under and to the Note, together with the pledged U.S. Obligations to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay One Thousand and 00/100 Dollars ($1,000) to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the
Note in accordance with this Section 2.5.3, but Borrower shall pay all reasonable costs and expenses incurred by Lender, including Lender's reasonable attorneys' fees and expenses and any reasonable fees and expenses of any Rating Agencies, incurred in connection therewith.

     SECTION 2.6 RELEASE OF PROPERTY. Except as set forth in this Section 2.6, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on the Property.

          2.6.1 RELEASE OF PROPERTY.

          (a) If Borrower has elected to defease the entire Loan and the requirements of Section 2.5 and this Section 2.6 have been satisfied, all of the Property shall be released from the Lien of the Mortgage and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

          (b) In connection with a defeasance of the Loan, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for the Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.

          2.6.2 RELEASE ON PAYMENT IN FULL. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Mortgage on the Property.

     SECTION 2.7 CASH MANAGEMENT.

          2.7.1 CLEARING BANK OPTION. Borrower shall have the option, to be exercised and implemented not less than six months prior to the Anticipated Repayment Date (the "CLEARING BANK OPTION"), to establish an account (the "CLEARING ACCOUNT") at a bank acceptable to Lender in its reasonable discretion (the "CLEARING BANK") to which each tenant at the Property shall be instructed to deliver all Rents due under their respective Leases. Lender, Borrower and Clearing Bank shall execute an agreement in form and substance acceptable to Lender in its reasonable discretion (the "CLEARING BANK AGREEMENT") whereby Clearing Bank agrees, among other things, that upon its receipt from Lender of a notice that a Cash Management Trigger has occurred, all funds on deposit in the Clearing Account shall be swept on a daily basis to the Cash Management Account.

Borrower shall be responsible for all fees, including fees charged by Clearing Bank, in connection with the Clearing Account.

          2.7.2 CASH MANAGEMENT ACCOUNT.

          (a) In connection with the Closing, Borrower shall execute and deliver to Lender a Tenant Direction Letter for each of the tenants at the Property, which Tenant Direction Letter instructs each such tenant to deposit Rent and other receivables related to the Property directly into an account (the "CASH MANAGEMENT ACCOUNT") to be owned and controlled by Lender or Servicer (on behalf of Lender) (the "AGENT"). Lender shall have a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Such Cash Management Account shall bear interest for the benefit of Borrower, and shall, at Lender's option, be an Eligible Account. Borrower covenants and agrees to execute and deliver to Lender a Tenant Direction Letter for each new tenant at the Property within thirty (30) days after the execution of each new Lease for premises at the Property. Lender will hold all Tenant Direction Letters in escrow; provided, however, upon the occurrence of a Cash Management Trigger, unless the Clearing Bank Option shall have been exercised and implemented, Lender shall have the right to deliver a Tenant Direction Letter to each tenant at the Property. Borrower constitutes and appoints Lender its true and lawful attorney in fact with full power of substitution for purposes of executing the Tenant Direction Letters should Borrower fail to do so within five (5) Business Days after Lender's request. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.

          (b) Borrower shall be responsible for all fees, including fees charged by Agent, in connection with the Cash Management Account.

          (c) Following a Cash Management Trigger, and provided no Event of Default shall then exist, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated:

          (i) First, payments to the Tax and Insurance Escrow Fund in accordance with the terms and conditions of Section 7.2 hereof;

          (ii) Second, payment of the Monthly Debt Service Payment Amount, applied to the payment of interest computed at the Initial Interest Rate;

          (iii) Third, required payments to the Replacement Reserve Fund and the Rollover Reserve Fund in accordance with the terms and conditions hereof;

          (iv) Fourth, payment to the Lender of any other amounts then due and payable under the Loan Documents (other than Accrued Interest);

          (v) Fifth, on or after the Anticipated Repayment Date, payments for monthly Operating Expenses incurred in accordance with the related Approved Annual Budget pursuant to a written request for payment submitted by Borrower to Lender specifying the individual Operating Expenses in a form acceptable to Lender;

          (vi) Sixth, on or after the Anticipated Repayment Date, payments for Extraordinary Expenses approved by Lender, if any, pursuant to a written request for payment submitted by Borrower to Lender specifying the individual Extraordinary Expenses in a form acceptable to Lender;

          (vii) Seventh, on or after the Anticipated Repayment Date, payments to Lender in reduction of the outstanding principal balance of the Loan;

          (viii) Eighth, on or after the Anticipated Repayment Date, payments to Lender for Accrued Interest; and

          (ix) Lastly, payment of any excess amounts, if any, ("EXCESS CASH FLOW") to Borrower.

          (d) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

          (e) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

          (f) Notwithstanding anything herein to the contrary, upon a Cash Management Termination Event, Lender promptly shall send revised Tenant Direction Letters to each tenant directing such tenants to remit all rent due to Borrower, and all funds remaining in the Cash Management Account shall be returned to Borrower.

          2.7.3 PAYMENTS RECEIVED UNDER THE CASH MANAGEMENT ARRANGEMENT. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

     III. CONDITIONS PRECEDENT

     SECTION 3.1 CONDITIONS PRECEDENT TO CLOSING. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

          3.1.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

          3.1.2 LOAN AGREEMENT AND NOTE. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

          3.1.3 DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES .

          (a) MORTGAGE, ASSIGNMENT OF LEASES. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage and Assignment of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.

          (b) TITLE INSURANCE. Lender shall have received the Title Insurance Policy issued by a title company acceptable to Lender and dated as of the Closing Date, with, to the extent reasonably required by Lender, reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in amounts satisfactory to Lender,
(ii) insure Lender that the Mortgage creates a valid lien on the Property of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

          (c) SURVEY. Lender shall have received a current survey for the Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by American Land Title Association, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 2005. The survey shall reflect the same legal description contained in the Title Insurance Policy referred to in clause (b) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for the survey in form and substance acceptable to Lender.

          (d) INSURANCE. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

          (e) ENVIRONMENTAL REPORTS. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of the Property, in each case satisfactory in form and substance to Lender.

          (f) ZONING. Lender shall have received, at Lender's option, (i) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, and (ii) either (A) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy or (B) a zoning opinion letter, in each case in substance reasonably satisfactory to Lender.

          (g) ENCUMBRANCES. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

          3.1.4 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved copies thereof.

          3.1.5 DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, amendments (as requested by Lender), good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

          3.1.6 OPINIONS OF BORROWER'S COUNSEL. Lender shall have received opinions from Borrower's counsel with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their reasonable discretion.

          3.1.7 BUDGETS. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.

          3.1.8 BASIC CARRYING COSTS. Borrower shall have paid or cause to be paid all Basic Carrying Costs relating to the Property which are in arrears, including without limitation, (a) accrued but unpaid Insurance Premiums due pursuant to the Policies, (b) currently due Taxes (including any in arrears) relating to the Property, and (c) currently due Other Charges relating to the Property, which amounts shall be funded with proceeds of the Loan.

          3.1.9 COMPLETION OF PROCEEDINGS. All organizational and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

          3.1.10 PAYMENTS. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid or will be paid out of the proceeds of the Loan.

          3.1.11 TENANT ESTOPPELS. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from (a) each tenant identified by Lender as an "anchor tenant" of the Property,
(b) each tenant leasing an entire building at the Property, (c) each tenant paying base rent in an amount equal to or exceeding five percent (5%) of the Gross Income from Operations from the Property occupied by such tenant and (d) disregarding the area leased by those described in clauses (a), (b) and (c), lessees of not less than seventy-five percent (75%) of the remaining gross leasable area of the Property.

          3.1.12 TRANSACTION COSTS. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Report, appraisals and other reports, the reasonable fees and costs of Lender's counsel and all other reasonable third party out-of-pocket expenses incurred in connection with the origination and closing of the Loan.

          3.1.13 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the financial condition or business condition of Borrower, Guarantor or the Property since the date of the most recent financial statements delivered to Lender. The income and expenses of the Property, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor Guarantor shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

          3.1.14 LEASES AND RENT ROLL. Lender shall have received copies of all tenant leases, which tenant leases shall be certified by Borrower as being true, correct and complete and certified copies of all ground leases affecting the Property, if any. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

          3.1.15 SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. Lender shall have received appropriate instruments acceptable to Lender in its reasonable discretion subordinating all of the Leases designated by Lender to the Mortgage. Lender shall have received an agreement to attorn to Lender satisfactory to Lender from any tenant under a Lease that does not provide for such attornment by its terms. Lender shall agree in any such agreement to provide the applicable tenant non-disturbance protection provided the applicable Lease is not in default beyond applicable notice and grace periods.

          3.1.16 TAX LOT. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

          3.1.17 PHYSICAL CONDITIONS REPORT. Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be issued by an engineer selected by Lender and shall be reasonably satisfactory in form and substance to Lender.

          3.1.18 MANAGEMENT AGREEMENT. Lender shall have received a copy of the Management Agreement with respect to the Property which shall be satisfactory in form and substance to Lender.

          3.1.19 APPRAISAL. Lender shall have received an appraisal of the Property, from an appraiser selected by Lender, which appraisal shall be satisfactory in form and substance to Lender.

          3.1.20 FINANCIAL STATEMENTS. To the extent available to Borrower, Lender shall have received a balance sheet with respect to the Property for the two (2) most recent Fiscal Years and statements of income and statements of cash flows with respect to the Property for the three (3) most recent Fiscal Years, each in form and substance satisfactory to Lender.

          3.1.21 FURTHER DOCUMENTS. Lender or its counsel shall have received such other documents and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

     IV. REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 BORROWER REPRESENTATIONS. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

          4.1.1 ORGANIZATION. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property. The ownership interests in Borrower are as set forth on the organizational chart attached hereto as Schedule III.

          4.1.2 PROCEEDINGS. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

          4.1.4 LITIGATION. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, Guarantor or, to Borrower's actual knowledge, the Property, which actions, suits or proceedings, if determined against Borrower, Guarantor or the Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Guarantor or the condition or ownership of the Property.

          4.1.5 AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than
(a) obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (xxiii) of the definition of "Special Purpose Entity" set forth in Section 1.1 hereof and (b) obligations under the Loan Documents.

          4.1.6 TITLE. Borrower has good and marketable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To Borrower's actual knowledge, the Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower's ability to repay the Loan. To Borrower's actual knowledge, the Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty owned by Borrower (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To Borrower's actual knowledge and except as set forth in the Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

          4.1.7 SOLVENCY. Borrower has (a) not entered into this transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against Borrower or Guarantor in the last seven (7) years, and neither Borrower nor Guarantor in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor Guarantor are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no actual knowledge of any Person contemplating the filing of any such petition against it or Guarantor.

          4.1.8 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

          4.1.9 NO PLAN ASSETS. Borrower does not sponsor, is not obligated to contribute to, and is not itself an "employee benefit plan," as defined in
Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or
Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including but not limited to the exercise by Lender of any of its rights under the Loan Documents.

          4.1.10 COMPLIANCE. To Borrower's actual knowledge, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. To Borrower's actual knowledge, there has not been committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

          4.1.11 FINANCIAL INFORMATION. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Property, as applicable, as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP (or another basis of accounting acceptable to Lender and consistently applied), throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof as a retail center, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

          4.1.12 CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrower's actual knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

          4.1.13 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

          4.1.14 UTILITIES AND PUBLIC ACCESS. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

          4.1.15 NOT A FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          4.1.16 SEPARATE LOTS. To Borrower's actual knowledge, the Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

          4.1.17 ASSESSMENTS. To Borrower's actual knowledge and except as set forth in the Title Insurance Policy, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property nor are there any contemplated improvements to the Property that may result in such special or other assessments.

          4.1.18 ENFORCEABILITY. To Borrower's actual knowledge, the Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors' rights and the enforcement of debtors' obligations), and neither Borrower nor Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          4.1.19 NO PRIOR ASSIGNMENT. There are no prior assignments as security of the landlord's interest in the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

          4.1.20 INSURANCE. Borrower has obtained and has delivered to Lender certified copies of the Policies, or insurance certificates in form reasonably acceptable to Lender, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To Borrower's actual knowledge, no claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any of the Policies and neither Borrower nor any other Person, has done, by act or omission, anything which would impair the coverage of any such Policy.

          4.1.21 USE OF PROPERTY. The Property is used exclusively for retail purposes and other appurtenant and related uses.

          4.1.22 CERTIFICATE OF OCCUPANCY; LICENSES. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as a retail center (collectively, the "Licenses"), have been obtained and are in full force and effect. Borrower shall keep and maintain (or cause to be kept and maintained) all Licenses necessary for the operation of the Property as a retail center. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

          4.1.23 FLOOD ZONE. Except as may be set forth in any flood certificate delivered to Lender in connection with the Loan, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to the Property.

          4.1.24 PHYSICAL CONDITION. To Borrower's actual knowledge and except as set forth in the Physical Conditions Report, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; To Borrower's actual knowledge, there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

          4.1.25 BOUNDARIES. To Borrower's actual knowledge and except as set forth on the Survey, all of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the

Improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.

          4.1.26 LEASES. The Property is not subject to any leases other than the Leases described in the rent roll attached hereto as Schedule I and made a part hereof. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, to Borrower's actual knowledge and except as may be disclosed in any tenant estoppel certificates delivered to Lender, there are no material defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. To Borrower's actual knowledge and except as may be disclosed in any tenant estoppel certificates delivered to Lender, all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment (other than to Borrower), hypothecation or pledge of any Lease or of the Rents received therein (other than sales, transfers, assignments, hypothecations or pledges which may have been made by the tenants under the Leases). To Borrower's actual knowledge and except as indicated on Schedule I, no tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part, other than rights of first refusal or rights of first offer described in any Leases delivered to Lender prior to the date hereof. No tenant under any Lease has any right or option for additional space in the Improvements. To Borrower's actual knowledge and except as disclosed in any environmental reports delivered to Lender in connection with the Loan, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any actual knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste, other than substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations and otherwise in compliance with applicable environmental laws.

          4.1.27 SURVEY. To Borrower's actual knowledge, the Survey does not fail to reflect any material matter affecting the Property or the title thereto.

          4.1.28 INVENTORY. Borrower is the owner of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Mortgage) located on or at the Property, other than Equipment, Fixtures and Personal Property owned by the tenants under the Leases and shall not lease any Equipment, Fixtures or Personal Property other than pursuant to the Leases or as permitted hereunder. All of the Equipment, Fixtures and Personal Property are sufficient to operate the Property in the manner required hereunder and in the manner in which it is currently operated.

          4.1.29 FILING AND RECORDING TAXES. To Borrower's actual knowledge, all transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

          4.1.30 SPECIAL PURPOSE ENTITY/SEPARATENESS.

          (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that Borrower is, shall be and shall continue to be a Special Purpose Entity.

          (b) The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

          (c) Intentionally omitted.

          4.1.31 MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

          4.1.32 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased by Borrower with proceeds of any illegal activity.

          4.1.33 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. All information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls (including the rent roll attached hereto as Schedule I), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are, to Borrower's actual knowledge, accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

          4.1.34 INVESTMENT COMPANY ACT. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          4.1.35 EMBARGOED PERSON. As of the Closing Date, to Borrower's knowledge, (a) none of the funds or other assets of Borrower constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person;
(b) no Embargoed Person has any interest of any nature whatsoever in Borrower with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower have been derived from any unlawful activity with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, provided, however, with respect to direct or indirect interests in Cole Credit Property Trust, Inc. or Cole Credit Property Trust II, Inc., Lender acknowledges that Borrower has relied exclusively on its U.S. broker-dealer network to implement the normal and customary investor screening practices mandated by applicable law and NASD regulations in making the foregoing representation.

          4.1.36 PRINCIPAL PLACE OF BUSINESS; STATE OF ORGANIZATION. Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. The Borrower is organized under the laws of the State of Delaware.

          4.1.37 LOAN TO VALUE. Based on the appraisal delivered pursuant to
Section 3.1.19, the maximum principal amount of the Loan does not exceed 60% of the fair market value of the Property.

          4.1.38 CASH MANAGEMENT ACCOUNT. Borrower hereby represents and warrants to Lender that:

          (a) Upon the establishment of the Cash Management Account, this Agreement, together with the other Loan Documents, will create a valid and continuing security interest (as defined in the Uniform Commercial Code of the state in which such account is located) in the Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower;

          (b) Upon its establishment, the Cash Management Account will constitute a "deposit account" and/or "securities account" within the meaning of the Uniform Commercial Code of the state in which such account is located); and

          (c) Upon its establishment, the Cash Management Account will not be in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to Agent complying with instructions with respect to the Cash Management Account from any Person other than Lender.

     SECTION 4.2 SURVIVAL OF REPRESENTATIONS. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

     V. BORROWER COVENANTS

     SECTION 5.1 AFFIRMATIVE COVENANTS. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

          5.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower, and Borrower shall never permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall cause the Property to be insured at all times by financially sound and reputable insurers, to such extent and against such risks, and cause to be maintained liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

          5.1.2 TAXES AND OTHER CHARGES. Borrower shall pay or cause to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay (or cause to be paid) Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid, provided, however, if the tenant under a Lease pays such Taxes or Other Charges directly to the applicable authority and Borrower timely requests and diligently pursues evidence of payment, and further provided that no enforcement action has been commenced by the applicable authority resulting from such tenant's failure to pay Taxes or Other Charges, Borrower shall have an additional thirty (30) day period to provide such evidence to Lender. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property (other than Permitted Encumbrances), and shall promptly pay for or cause to be paid all utility services provided to the Property. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien (other than Permitted Encumbrances).

     Notwithstanding the foregoing provisions of this Section 5.1.2, to the extent the Leases with Academy Sports, O'Reilly Auto Parts, Specs Liquor, Sherwin Williams and Jack-in-the-Box remain in effect and each such tenant remains liable for the obligations under its respective Lease, the right to contest the validity, applicability or amount of any asserted tax or assessment shall be governed by such Leases.

          5.1.3 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower and/or Guarantor which might materially adversely affect Borrower's or Guarantor's condition (financial or otherwise) or business or the Property.

          5.1.4 ACCESS TO PROPERTY. Subject to the rights of tenants under the Leases, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

          5.1.5 NOTICE OF DEFAULT. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Event of Default of which Borrower has actual knowledge.

          5.1.6 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

          5.1.7 PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

          5.1.8 AWARD AND INSURANCE BENEFITS. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by Borrower of the reasonable expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

          5.1.9 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense:

          (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

          (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

          (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

          5.1.10 PRINCIPAL PLACE OF BUSINESS, STATE OF ORGANIZATION. Borrower will not cause or permit any change to be made in its name, identity (including its trade name or names), place of organization or formation (as set forth in
Section 4.1.36 hereof) or, except for Transfers permitted under the Loan Documents, Borrower's corporate or partnership structure unless Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement and the other Loan Documents and, in the case of a change in Borrower's structure which is not permitted under the Loan Documents, without first obtaining the prior consent of Lender. Upon Lender's request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Property as a result of such change of principal place of business or place of organization. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower's organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth in the introductory paragraph of this Agreement. Borrower shall promptly notify Lender of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number.

          5.1.11 FINANCIAL REPORTING. Borrower shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom on the income tax basis of accounting. Lender and its duly authorized representatives shall have the right to examine, copy and audit Borrower's records and books of account at all reasonable times. So long as this Agreement continues in effect, Borrower shall provide to Lender, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Lender as being true and correct by Borrower or the person or entity to which they pertain, as applicable, and be prepared in accordance with the income tax basis of accounting and be in form and substance reasonably acceptable to
Lender:

     (a) copies of any tax returns filed by Borrower, within thirty (30) days after the date of filing;

     (b) [reserved]; and

     (c) quarterly operating statements for the Property, within forty-five (45) days after the end of each March, June, September and December commencing with March, 2006;

     (d) annual balance sheets for the Property and annual financial statements for Borrower, each principal or general partner in Borrower, and each Guarantor, within ninety (90) days after the end of each calendar year; and

     (e) such other information with respect to the Property, Borrower, the principals or general partners in Borrower, and each Guarantor, which may be reasonably requested from time to time by Lender, within a reasonable time after the applicable request.

If any of the aforementioned materials are not furnished to Lender within the applicable time periods or Lender is dissatisfied with the contents of any of the foregoing and has notified Borrower of its dissatisfaction, in addition to any other rights and remedies of Lender contained herein, (i) Borrower shall pay to Lender upon demand, at Lender's option and in its sole discretion, an amount equal to $1,000 for each of the aforementioned materials that is not delivered in accordance with the income tax basis of accounting, provided Lender has given Borrower at least 30 days prior written notice of such failure, and (ii) Lender shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Lender, in which event Borrower agrees to pay, or to reimburse Lender for, any reasonable expense of such audit and further agrees to provide all reasonably necessary information to said accountant and to otherwise cooperate in the making of such audit.

Within sixty (60) days after the occurrence of a Cash Management Trigger, and not later than sixty (60) days prior to the commencement of each Fiscal Year thereafter until a Cash Management Termination Event shall have occurred, Borrower shall submit to Lender an Annual Budget in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender's written approval (each such approved Annual Budget, an "Approved Annual Budget"). In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges. In the event that, Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an "Extraordinary Expense"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval.

          5.1.12 BUSINESS AND OPERATIONS. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of the jurisdiction of its formation as and to the extent the same are required for the ownership, maintenance, management and operation of the Property. Borrower shall at all times during the term of the Loan, continue to own all of Equipment, Fixtures and Personal Property which are necessary to operate the Property in the manner required hereunder and in the manner in which it is currently operated, other than Equipment, Fixtures and Personal Property owned by the tenants under the Leases.

          5.1.13 TITLE TO THE PROPERTY. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Mortgage and the Assignment of Leases on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

          5.1.14 COSTS OF ENFORCEMENT. In the event (a) that the Mortgage encumbering the Property is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage encumbering the Property prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or Guarantor or an assignment by Borrower or Guarantor for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

          5.1.15 ESTOPPEL STATEMENT.

          (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth
(i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

          (b) Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

          5.1.16 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section
2.1.4 hereof.

          5.1.17 PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

          5.1.18 CONFIRMATION OF REPRESENTATIONS. Borrower shall deliver, in connection with any Securitization, (a) one (1) or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Guarantor as of the date of the Securitization.

          5.1.19 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

          5.1.20 LEASING MATTERS. Any Leases with respect to the Property written after the date hereof, for more than 5,000 square feet shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender's rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; provided, however, that no such termination or surrender of any Lease covering more than 5,000 square feet will be permitted without the written consent of Lender; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a lease of all or substantially all of the Property without Lender's prior written consent. Borrower shall provide Lender, at least ten (10) Business Days prior notice for the approval or rejection of any proposed Lease demising over 5,000 square feet (each a "Material Lease"). Each such request shall include the notation "IMMEDIATE RESPONSE REQUIRED" prominently displayed in bold, all caps and fourteen (14) point or larger font at the top of the first page of the Material Lease approval request and the envelope containing such request. In the event that Lender fails to respond within such time period, Borrower shall submit a second approval request to which Lender shall respond within five (5) Business Days. If Lender fails to respond to such second notice within such period, such failure shall be deemed to be the consent and approval of the Material Lease by Lender if (I) Borrower has delivered to Lender all required documents and information necessary to adequately and completely evaluate the Material Lease, (II) Borrower has resubmitted the Material Lease with the notation "IMMEDIATE RESPONSE REQUIRED, FAILURE TO RESPOND TO THIS LEASE APPROVAL REQUEST WITHIN FIVE
(5) BUSINESS DAYS FROM RECEIPT SHALL BE DEEMED TO BE LENDER'S APPROVAL OF THE LEASE" prominently displayed in bold, all caps and fourteen (14) point or larger font at the top of the first page of the Material Lease approval request and the envelope containing such request, and (III) the proposed tenant (or its parent if such parent guarantees the tenant's obligations under such proposed Lease) shall have a credit rating issued by Standard and Poor's of BB or better (or an equivalent rating issued by another nationally recognized rating agency reasonably acceptable to Lender).

          5.1.21 ALTERATIONS. Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the Property or the Net Operating Income. Notwithstanding the foregoing, Lender's consent shall not be required in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms of any Lease executed after the date hereof, provided that such Lease shall satisfy the requirements of Section 5.1.20, or (c) alterations performed in connection with the Restoration of the Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement, and in the case of clause (c), provided such alterations will not have a material adverse effect on Borrower's financial condition, the value of the Property or the Net Operating Income. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) (the "Threshold Amount"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization or (D) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than "A-1+" if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three
(3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

          5.1.22 OPERATION OF PROPERTY.

          (a) Borrower shall cause the Property to be operated, in all material respects, in accordance with the Leases and Management Agreement (or Replacement Management Agreement) as applicable. In the event that the Management Agreement expires or the Property is removed from the application of the Management Agreement (without limiting any obligation of Borrower to obtain Lender's consent to any removal of the Property from the application of the Management Agreement or modification of the Management Agreement as it relates to the Property if required in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

          (b) Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it with respect to the Property under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

          5.1.23 EMBARGOED PERSON. Borrower has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law ("Embargoed Person"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure. Notwithstanding the foregoing, with respect to the direct and indirect interests in Cole Credit Property Trust, Inc. or Cole Credit Property Trust II, Inc., Borrower shall be permitted to rely exclusively on the implementation by its U.S. broker-dealer network of the normal and customary investor screening practices mandated by applicable law and NASD regulations in satisfaction of the foregoing covenant.

     SECTION 5.2 NEGATIVE COVENANTS. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

          5.2.1 OPERATION OF PROPERTY.

          (a) Borrower shall not, without Lender's prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate, cancel, amend or modify the Management Agreement as it relates to the Property; provided, that Borrower may, without Lender's consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement and remove the Property from the application of the Management Agreement in connection with such replacement; (ii) reduce or consent to the reduction of the term of the Management Agreement as it relates to the Property; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement as it relates to the Property; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement as it relates to the Property in any material respect.

          (b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement as it relates to the Property without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender's sole discretion.

          5.2.2 LIENS. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except:

          (a) Permitted Encumbrances;

          (b) Liens created by or permitted pursuant to the Loan Documents; and

          (c) Liens for Taxes or Other Charges not yet due.

          5.2.3 DISSOLUTION. Borrower shall not, without obtaining the prior written consent of Lender or Lender's designee (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, or (d) modify, amend, waive or terminate its organizational documents (other than to evidence transfers permitted under this Agreement) or its qualification and good standing in any jurisdiction.

          5.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Nothing contained in this Section 5.2.4 is intended to expand the rights of Borrower contained in Section 5.2.10(d) hereof.

          5.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

          5.2.6 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

          5.2.7 INTENTIONALLY OMITTED.

          5.2.8 INTENTIONALLY OMITTED.

          5.2.9 ERISA.

          (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

          (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans and (C) one or more of the following circumstances is true:

          (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

          (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

          (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or
     (e).

          5.2.10 TRANSFERS.

          (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

          (b) Without the prior written consent of Lender, and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party do any of the following (collectively, a "Transfer"): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party, other than (A) pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 and (B) Permitted Transfers.

          (c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation or trust, the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of more than 10% of the issued and outstanding capital stock of such Restricted Party (or the issuance of new shares of capital stock in such Restricted Party so that immediately after such issuance (in one or a series of transactions) the total capital stock then issued and outstanding is more than 110% of the total immediately prior to such issuance); (iv) if a Restricted Party is a limited or general partnership or joint venture, a change in the ownership interests in any general partner or any joint venturer, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any such general partner or joint venturer (whether in the form of a beneficial, membership or partnership interest or in the form of a power of direction, control or management, or otherwise); or (v) if a Restricted Party is a limited liability company, a change in the ownership interests in any managing member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any such managing member (whether in the form of a beneficial, membership or partnership interest or in the form of a power of direction, control or management, or otherwise).

          (d) Notwithstanding the foregoing, however, (i) limited partnership interests in any Restricted Party shall be freely transferable without the consent of Lender, (ii) any involuntary transfer caused by the death of any Restricted Party or any general partner, shareholder, joint venturer, manager, member or beneficial owner of a trust shall not be an Event of Default so long as Borrower is reconstituted, if required, following such death and so long as those persons responsible for the management of the Property and Borrower remain unchanged as a result of such death or any replacement management is approved by Lender, (iii) gifts for estate planning purposes of any individual's interests in any Restricted Party to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default so long as Borrower is reconstituted, if required, following such gift and so long as those persons responsible for the management of the Property and Borrower remain unchanged following such gift or any replacement management is approved by Lender, and (iv) membership interests in any Restricted Party and interests in any member of any Restricted Party (collectively, "Permitted Transfers") may be transferred to any Affiliate of a Restricted Party without the consent of Lender, provided that, at all times, Christopher H. Cole or Cole Credit Property Trust II, Inc. must continue to Control Borrower and Guarantor.

          (e) Notwithstanding the foregoing provisions of this Section, at any time other than the period commencing ninety (90) days prior to a Securitization and ending thirty (30) days after such Securitization, Lender shall not withhold its consent to a Transfer of the Property provided that Lender receives not less than sixty (60) days prior written notice of such Transfer and no Event of Default has occurred and is continuing, and further provided that the following additional requirements are satisfied:

          (i) Borrower shall pay Lender an administrative fee of not more than $5,000 and an assumption fee equal to one-half-of-one percent (0.5%) of the outstanding principal balance of the Loan at the time of such transfer, provided, however, that (A) no administrative or assumption fee shall be payable in connection with a Transfer by the initial Borrower to an Identified Affiliate, and (B) an administrative fee of not more than $5,000, and no assumption fee, shall be payable in connection with a Transfer by an Identified Affiliate to another Identified Affiliate;

          (ii) Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with such Transfer (including, without limitation, Lender's reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the reasonable fees and expenses of the Rating Agencies pursuant to clause (x) below);

          (iii) The proposed transferee (the "Transferee") or Transferee's Principals must have demonstrated expertise in owning and operating properties similar in location, size, class and operation to the Property, which expertise shall be reasonably determined by Lender;

          (iv) Transferee and Transferee's Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;

          (v) Transferee, Transferee's Principals and all other entities which may be owned or Controlled directly or indirectly by Transferee's Principals ("Related Entities") must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer;

          (vi) Transferee shall assume (subject to Section 9.3) all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender;

          (vii) There shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee's Principals or Related Entities which is not reasonably acceptable to Lender;

          (viii) Transferee, Transferee's Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other Indebtedness in a manner which is not reasonably acceptable to Lender;

          (ix) Transferee and Transferee's Principals must be able to satisfy all the representations and covenants set forth in Sections 4.1.30 and
     5.2.9 of this Agreement, no Event of Default shall otherwise occur as a result of such Transfer, and Transferee and Transferee's Principals shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender and (B) all certificates, agreements and covenants reasonably required by Lender, provided that such certificates, agreements and covenants shall not materially increase the obligations of Borrower under the Loan Documents or materially decrease the rights of Borrower under the Loan Documents;

          (x) If required by Lender, Transferee shall be approved by the Rating Agencies selected by Lender, which approval, if required by Lender, shall take the form of a confirmation in writing from such Rating Agencies to the effect that such Transfer will not result in a qualification, reduction, downgrade or withdrawal of the ratings in effect immediately prior to such assumption or transfer for the Securities or any class thereof issued in connection with a Securitization which are then outstanding;

          (xi) Intentionally omitted;

          (xii) Prior to any release of Guarantor, one (1) or more substitute guarantors reasonably acceptable to Lender shall have assumed all of the liabilities and obligations of Guarantor under the Indemnity executed by Guarantor or execute a replacement Indemnity reasonably satisfactory to Lender;

          (xiii) Borrower shall deliver, at its sole cost and expense, an endorsement to the Title Insurance Policy which endorsement shall insure the lien of the Mortgage, as modified by the assumption agreement, as a valid first lien on the Property, shall name the Transferee as owner of the Property, and shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the Title Insurance Policy issued on the date hereof and the Permitted Encumbrances; and

          (xiv) The Property shall be managed by a Qualified Manager pursuant to a Replacement Management Agreement.

Immediately upon a Transfer to such Transferee and the satisfaction of all of the above requirements, the named Borrower and Guarantor herein shall be released from all liability under this Agreement, the Note, the Mortgage and the other Loan Documents accruing after such Transfer. The foregoing release shall be effective upon the date of such Transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.

          (f) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's Transfer without Lender's consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

     VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

     SECTION 6.1 INSURANCE.

          (a) From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

          (i) comprehensive all risk insurance ("Special Form") including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of Ten Thousand and 00/100 Dollars ($10,000.00) for all such insurance coverage excluding windstorm and earthquake and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall reasonably require and (y) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity;

          (ii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an amount equal to one hundred percent (100%) of the projected gross revenues from the operation of the Property (as reduced to reflect expenses not incurred during a period of Restoration) for a period of at least twelve (12) months after the date of the Casualty; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross revenues from the Property for the succeeding twelve (12) month period. Notwithstanding the provisions of
     Section 2.7.1 hereof, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

          (iii) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance, otherwise known as Owner Contractor's Protective Liability, covering claims not covered by or under the terms or provisions of the below mentioned commercial general liability insurance policy and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions;

          (iv) comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

          (v) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate and One Million and 00/100 Dollars ($1,000,000.00) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all written contracts and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

          (vi) automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million Dollars and 00/100 Dollars ($1,000,000.00);

          (vii) worker's compensation and employer's liability subject to the worker's compensation laws of the applicable state;

          (viii) umbrella and excess liability insurance in an amount not less than Three Million and 00/100 Dollars ($3,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (v) above, including, but not limited to, supplemental coverage for employer liability and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vi) above;

          (ix) If the policy or policies of insurance covering the risks required to be covered under Section 6.1(a) do not provide coverage for acts of terrorism, Borrower shall make commercially reasonable efforts to obtain and maintain a separate policy providing such coverages in the event of any act of terrorism, provided such coverage is available for properties similar to the Property and located in or around the region in which the Property is located; and

          (x) upon sixty (60) days written notice, such other reasonable insurance, including, but not limited to, sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

          (b) All insurance provided for in Section 6.1(a) hereof, shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "A-" or better (and the equivalent thereof) by at least two
(2) of the Rating Agencies rating the Securities (one (1) of which shall be S&P if they are rating the Securities and one (1) of which will be Moody's if they are rating the Securities), or if only one (1) Rating Agency is rating the Securities, then only by such Rating Agency. The Policies described in Section
6.1 hereof (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

          (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a) hereof.

          (d) All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(vii) of this Agreement, shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

          (e) All Policies shall contain clauses or endorsements to the effect that:

          (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

          (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty
     (30) days written notice to Lender and any other party named therein as an additional insured;

          (iii) the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

          (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

          (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate after three (3) Business Days notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

          (g) To the extent that any portion of the Improvements consisting of an entire building separate in all respects from any other building comprising part of the Improvements is occupied by a single tenant, and such tenant provides insurance satisfying the requirements hereof with respect to such Improvements (including, without limitation, naming Lender as an additional insured or loss payee, as applicable), such insurance shall satisfy Borrower's obligations hereunder. In addition, provided no default shall exist under such tenant's Lease, and further provided that such tenant (or the corporate guarantor of such tenant's Lease) shall maintain a credit rating issued by Standard and Poor's of BB or better (or an equivalent rating issued by another nationally recognized rating agency reasonably acceptable to Lender), such tenant shall be permitted to self-insure in accordance with its Lease with respect to the coverage required hereunder, and such self-insurance shall be deemed to satisfy the requirements hereof. Lender acknowledges that the insurance in place as of the date hereof, as evidenced by the certificates of insurance provided by Borrower and each tenant in connection with the closing of the Loan, shall be deemed to satisfy the foregoing requirements as in effect on the date hereof.

     SECTION 6.2 CASUALTY. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property pursuant to Section 6.4 hereof as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 hereof. Borrower shall pay (or cause to be paid) all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve the final settlement, which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than One Hundred Thousand and 00/100

Dollars ($100,000.00) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

     SECTION 6.3 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any portion of the Property is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property pursuant to Section 6.4 hereof and otherwise comply with the provisions of
Section 6.4 hereof. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

     SECTION 6.4 RESTORATION. The following provisions shall apply in connection with the Restoration of the Property:

          (a) If the Net Proceeds shall be less than One Hundred Thousand and 00/100 Dollars ($100,000.00) and the costs of completing the Restoration shall be less than One Hundred Thousand and 00/100 Dollars ($100,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) hereof are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

          (b) If the Net Proceeds are equal to or greater than One Hundred Thousand and 00/100 Dollars ($100,000.00) or the costs of completing the Restoration are equal to or greater than One Hundred Thousand and 00/100 Dollars ($100,000.00) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "Net Proceeds" for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

          (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

               (A) no Event of Default shall have occurred and be continuing;

               (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than forty percent (40%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than twenty five percent (25%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no material portion of the Improvements is located on such land;

               (C) Intentionally omitted;

               (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

               (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii) hereof, if applicable, or (3) by other funds of Borrower;

               (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof;

               (G) the Property and the use thereof after the Restoration will be in material compliance with and permitted under all applicable Legal Requirements;

               (H) the Restoration shall be done and completed by Borrower in a reasonably expeditious and diligent fashion and in material compliance with all applicable Legal Requirements;

               (I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements;

               (J) the Debt Service Coverage Ratio for the Property, after giving effect to the Restoration, shall be equal to or greater than 1.38 to 1.0;

               (K) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

               (L) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's discretion to cover the cost of the Restoration (provided that Borrower shall not be required to deposit any cash or cash equivalent with Lender if the Net Proceeds and the costs of completing the Restoration are each less than One Hundred Thousand and 00/100 Dollars ($100,000.00) and the conditions in the preceding subsections (A) through (K) shall be satisfied).

          (ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this
     Section 6.4(b), shall constitute additional security for the Debt and Other Obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender or discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

          (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"), such acceptance not to be unreasonably withheld, conditioned or delayed. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, such acceptance not to be unreasonably withheld, conditioned or delayed. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's reasonable fees, shall be paid by Borrower.

          (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

          (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

          (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and Other Obligations under the Loan Documents.

          (vii) The excess, if any, of the Net Proceeds (and the remaining balance, if any, of the Net Proceeds Deficiency) deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be delivered to Borrower; provided that, if a Cash Management Trigger has occurred and no Cash Management Termination Event has occurred with respect thereto, the excess shall be deposited into the Cash Management Account and shall be disbursed in accordance with the terms hereof, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

          (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be deposited into the Cash Management Account as excess Net Proceeds pursuant to Section 6.4(b)(vii) hereof may be retained and applied by Lender toward the payment of the Debt in accordance with Section 2.4.2 hereof, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

          (d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property (other than to the extent those Policies provide liability coverages to Borrower) and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

          (e) Notwithstanding the foregoing provisions of this Section 6.4, to the extent the Lease with Academy Sports remains in effect and Academy Sports remains liable for the obligations under its Lease, the disposition of any Casualty insurance proceeds and any Award shall be governed by such Lease.

     VII. RESERVE FUNDS

     SECTION 7.1 REQUIRED REPAIRS.

          7.1.1 DEPOSITS. Borrower shall perform or cause to be performed the repairs at the Property, as more particularly set forth on Schedule II hereto (such repairs hereinafter referred to as "Required Repairs"). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule II. It shall be an Event of Default under this Agreement if Borrower does not complete the Required Repairs at the Property by the required deadline for each repair as set forth on Schedule II, provided, that if such repair cannot reasonably be completed by the required deadline for such repair and Borrower has commenced such repair before the required deadline and thereafter diligently and expeditiously proceeds to complete the same, the required deadline shall be extended for such time as is reasonably necessary for Borrower to complete such repair in the exercise of due diligence. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount for the Property set forth on such
Schedule II hereto to perform the Required Repairs for the Property. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.5 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Required Repair Account".

          7.1.2 RELEASE OF REQUIRED REPAIR FUNDS. Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least fifteen
(15) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received an Officers' Certificate (i) stating that all Required Repairs to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such Officers' Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender's option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances and those previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to the Property unless such requested disbursement is in an amount greater than Twenty-five Thousand and 00/100 Dollars ($25,000.00) (or a lesser amount if the total amount in the Required Repair Account is less than Twenty-five Thousand and 00/100 Dollars ($25,000.00), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

     SECTION 7.2 TAX AND INSURANCE ESCROW FUND. Borrower shall pay to Lender on each Payment Date (a) one-twelfth (1/12) of the Taxes and Other Charges that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective due dates, and (b) one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the Monthly Debt Service Payment Amount, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.1.2 and 6.1 hereof and under the Mortgage. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes, Other Charges and Insurance Premiums pursuant to Sections 5.1.2 and 6.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes, Other Charges and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and Other Charges and/or thirty (30) days prior to expiration of the Policies, as the case may be.

     Notwithstanding the foregoing, provided no Event of Default shall exist, in the event that Borrower provides (1) evidence satisfactory to Lender that the Property is insured in accordance with Section 6.1 of this Agreement, and (2) evidence satisfactory to Lender that the Taxes and Other Charges for the Property have been paid in accordance with the requirements set forth in this Agreement, Lender waives the requirement set forth herein for Borrower to make deposits into the Tax and Insurance Escrow Fund for the payment of Insurance Premiums and for payment of Taxes and Other Charges, provided, however, Lender expressly reserves the right to require Borrower to make deposits to the Tax and Insurance Escrow Fund for the payment of Insurance Premiums and/or for payment of Taxes and Other Charges if an Event of Default shall exist, or Borrower fails to provide to Lender evidence that the Property is insured in accordance with
Section 6.1 of this Agreement or that Taxes and Other Charges have been paid in accordance with the requirements of this Agreement, in either case, within ten
(10) days of Lender's request.

     SECTION 7.3 REPLACEMENTS AND REPLACEMENT RESERVE.

          7.3.1 REPLACEMENT RESERVE FUND. Borrower shall pay to Lender on each Payment Date one-twelfth (1/12) of an annualized amount equal to $0.17 per gross leaseable square foot at the Property (the "Replacement Reserve Monthly Deposit") reasonably estimated by Lender in its sole discretion to be due for replacements and repairs required to be made to the Property during the calendar year (collectively, the "Replacements"). Amounts so deposited shall hereinafter be referred to as Borrower's "Replacement Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Replacement Reserve Account". Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Property. Notwithstanding the foregoing, provided no Event of Default shall exist, in the event that Lender determines, in its reasonable discretion, that the Property is being maintained at a standard required under any applicable Lease and consistent with similar properties owned by other national retail property owners operating in the market in which the Property is located, Lender waives the requirement set forth herein for Borrower to make the Replacement Reserve Monthly Deposit, provided, however, Lender expressly reserves the right to require Borrower to make the Replacement Reserve Monthly Deposit if an Event of Default shall exist, or Lender determines that the Property is not being so maintained.

          7.3.2 DISBURSEMENTS FROM REPLACEMENT RESERVE ACCOUNT.

          (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to the Property, replacements of inventory or for costs which are to be reimbursed from the Required Repair Fund or Rollover Reserve Fund.

          (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e) hereof) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or Event of Default exists.

          (c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the Property. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts. Except as provided in Section 7.3.2(e) hereof, each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion of the subject Replacement satisfactory to Lender in its reasonable judgment.

          (d) Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than Twenty-five Thousand and 00/100 Dollars ($25,000.00) for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

          (e) If (i) the cost of a Replacement exceeds Twenty-five Thousand and 00/100 Dollars ($25,000.00), (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments (such approval not to be unreasonably, withheld, delayed or conditioned), a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

          (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than Twenty-five Thousand and 00/100 Dollars ($25,000.00).

          7.3.3 PERFORMANCE OF REPLACEMENTS.

          (a) Borrower shall make or cause to be made Replacements when required in order to keep the Property in condition and repair consistent with other first class retail centers in the same market segment in the metropolitan area in which the Property is located, and to keep the Property or any portion thereof from deteriorating in any material respect. Borrower shall complete or cause to be completed all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

          (b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements, such approval not to be unreasonably, withheld, delayed or conditioned. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

          (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option, upon prior notice to Borrower, to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement.

          (d) In order to facilitate Lender's completion or making of such Replacements pursuant to Section 7.3.3(c) above, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete or make such Replacements and/or employ watchmen to protect the Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake such Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing such Replacements; (ii) to make such additions, changes and corrections to such Replacements as shall be necessary or desirable to complete such Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of such Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this
Section 7.3.

          (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing any Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement;
(iii) obligate Lender to proceed with any Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

          (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at the Property, and to complete any Replacements made pursuant to this Section 7.3.3 if Borrower shall fail to do so. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

          (g) Lender may require an inspection of the Property at Borrower's expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

          (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialmen's or other liens (except for those Liens which constitute Permitted Encumbrances or which otherwise have been approved in writing by Lender).

          (i) Before each disbursement from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the Property since the date of recordation of the related Mortgage and that title to the Property is free and clear of all Liens (other than the lien of the related Mortgage, Permitted Encumbrances and any other Liens previously approved in writing by Lender, if any).

          (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

          (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

          7.3.4 FAILURE TO MAKE REPLACEMENTS.

          (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence and during the continuance of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the

Replacement Reserve Fund shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

          (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

          7.3.5 BALANCE IN THE REPLACEMENT RESERVE ACCOUNT. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

     SECTION 7.4 ROLLOVER RESERVE.

          7.4.1 DEPOSITS TO ROLLOVER RESERVE FUND. On the Closing Date, Borrower shall deposit with Lender the sum of $108,000.00, which sum shall be held by Lender for tenant improvement and leasing commission obligations incurred following the date hereof. The amount so deposited shall hereinafter be referred to as the "Rollover Reserve Fund" and the account to which such amount is held shall hereinafter be referred to as the "Rollover Reserve Account".

          7.4.2 WITHDRAWAL OF ROLLOVER RESERVE FUNDS. Lender shall make disbursements from the Rollover Escrow Fund for tenant improvement and leasing commission obligations incurred by Borrower. All such expenses shall be approved by Lender in its sole discretion. Lender shall make disbursements as requested by Borrower on a monthly basis in increments of no less than $5,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower's expense prior to making a monthly disbursement in order to verify completion of improvements for which reimbursement is sought. All earnings or interest on the Rollover Escrow Fund shall be and become part of such Rollover Escrow Fund and shall be disbursed as provided in this Section 7.4.

     SECTION 7.5 RESERVE FUNDS, GENERALLY. Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. The Reserve Funds shall be held in an Eligible Account in Permitted Investments in accordance with the terms and provisions hereof. All interest on a Reserve Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds that is credited or paid to Borrower, if any. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established, unless arising from the gross negligence, willful misconduct or bad faith of Lender. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

     VIII. DEFAULTS

     SECTION 8.1 EVENT OF DEFAULT.

          (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

          (i) if any payment of the Monthly Debt Service Payment Amount or any other payment required hereunder or under the other Loan Documents is not paid within five (5) days of the applicable due date, or the payment of all sums due hereunder and under the other Loan Documents on the Maturity Date is not paid when due;

          (ii) if any of the Taxes or Other Charges are not paid prior to the date when the same become delinquent, except to the extent that there are sufficient funds in the Tax and Insurance Escrow Fund to pay such Taxes or Other Charges and Lender fails to or refuses to release the same from the Tax and Insurance Escrow Fund;

          (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender within fifteen
     (15) days after request;

          (iv) if Borrower Transfers or otherwise encumbers any portion of the Property without Lender's prior written consent in violation of the provisions of this Agreement and Article 6 of the Mortgage;

          (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

          (vi) if Borrower, Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

          (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Guarantor or any other guarantor under any guarantee issued in connection with the Loan or if Borrower, Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within one hundred eighty (180) days;

          (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

          (ix) if Borrower breaches any covenant contained in Section 4.1.30 hereof;

          (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement and grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice and the expiration of such grace period;

          (xi) if a material default has occurred and continues beyond any applicable cure period under the Management Agreement as it relates to the Property (or any Replacement Management Agreement) and if such default permits the Manager thereunder to remove the Property from the application of the Management Agreement or terminate or cancel the Management Agreement (or any Replacement Management Agreement);

          (xii) if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for five (5) Business Days after notice to Borrower from Lender, provided, however, if such Default is susceptible of cure but cannot reasonably be cured within such period and provided further that Borrower shall have commenced to cure such Default within such period and thereafter diligently and expeditiously proceeds to cure the same, such five (5) Business Day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed thirty (30) days;

          (xiii) if Borrower shall continue to be in default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred eighty (180) days; or

          (xiv) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

          (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter while such Event of Default is continuing, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity but subject to Section 9.3, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     SECTION 8.2 REMEDIES.

          (a) Upon the occurrence and during the continuance of an Event of Default, subject to Section 9.3, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property. Subject to Section 9.3, any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing and to the fullest extent permitted by law (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

          (b) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its absolute discretion in respect of the Debt. In addition, to the fullest extent permitted by law, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered, to the fullest extent permitted by law.

          (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender and provided that such severance agreement and other documents incorporate the provisions of Section 9.3. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until ten (10) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

     SECTION 8.3 REMEDIES CUMULATIVE; WAIVERS. The rights, powers and remedies of Lender under this Agreement shall be cumulative and, subject to Section 9.3, not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

     IX. SPECIAL PROVISIONS

     SECTION 9.1 SECURITIZATION.

          9.1.1 SALE OF NOTES AND SECURITIZATION. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the "Securities") secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a "Securitization"). At the request of Lender, and to the extent not already required to be provided by or on behalf of Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender or take other actions reasonably required by Lender, in each case in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

          (a) provide additional and/or updated Provided Information;

          (b) assist in preparing descriptive materials for presentations to any or all of Lender's prospective investors or the Rating Agencies;

          (c) if required by any prospective investor and/or any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender, prospective investors and/or the Rating Agencies;

          (d) execute such certifications and/or amendments to the Loan Documents as may be requested by Lender, prospective investors and/or the Rating Agencies to effect the Securitization, provided that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) initially change the weighted average interest rate on the Loan, the stated maturity or the amortization of principal set forth herein or in the Note, (ii) modify or amend any other material economic term of the Loan, or
(iii) materially increase the obligations, or decrease the rights, of Borrower under the Loan Documents;

          (e) if requested by Lender, review any information regarding the Property, Borrower, Guarantor, Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

          (f) supply to Lender such documentation, financial statements and reports regarding the Property, Borrower, Guarantor, Manager and the Loan in form and substance required in order to comply with any applicable securities laws.

          9.1.2 SECURITIZATION COSTS. All reasonable third party costs and expenses incurred by Borrower in connection with Borrower's complying with requests made under this Section 9.1 shall be paid by Borrower, provided, however, such costs and expenses shall not exceed $2,500.

     SECTION 9.2 SECURITIZATION. Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

     SECTION 9.3 EXCULPATION. Notwithstanding anything to the contrary contained in this Agreement, the Note, the Mortgage or the other Loan Documents but subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage as long as Lender shall not sue for, seek or demand any deficiency judgment against Borrower; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower if necessary in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or
(g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

          (i) fraud or intentional misrepresentation by Borrower or Guarantor in connection with the Loan;

          (ii) the willful misconduct of Borrower;

          (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

          (iv) the removal or disposal by Borrower or any Affiliate of Borrower of any portion of the Property after an Event of Default (unless otherwise permitted under the Loan Documents);

          (v) the misapplication or conversion by Borrower of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, which are not applied by Borrower in accordance with this Agreement, (B) any Awards received in connection with a Condemnation of all or a portion of the Property, which are not applied by Borrower in accordance with this Agreement, (C) any Rents following an Event of Default, (D) any Rents paid more than one month in advance, or (E) any amounts paid to Borrower by tenants of the Property specifically for Taxes and Other Charges, which are not applied by Borrower to pay such Taxes and Other Charges or in accordance with this Agreement;

          (vi) failure to pay charges incurred by Borrower or any Affiliate of Borrower for labor or materials that can create Liens on any portion of the Property, subject to any right to contest such charges pursuant to the terms of this Agreement; and

          (vii) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

     Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing by any Person of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which Borrower colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (c) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property (other than a receiver requested by Lender in connection with enforcement of its rights under the Loan Documents); (e) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if the first full monthly payment of interest on the Note is not paid within five (5) days of notice that such payment is late (provided, however, that such grace period relates only to the recourse trigger described in this paragraph); (iii) if Borrower fails to permit on-site inspections of the Property subject to the rights of tenants and any applicable cure period set forth in the Loan Documents, fails to provide financial information as required under the Loan Documents subject to any applicable cure period (except for financial information required to be delivered by a tenant pursuant to the applicable Lease that has not been delivered to Borrower, provided Borrower has requested such financial information from such tenant), or fails to maintain its status as a Single Purpose Entity; (iv) if Borrower fails to obtain Lender's prior written consent to any Indebtedness incurred by Borrower and not otherwise permitted by this Agreement or the Mortgage or voluntary Lien encumbering the Property created by Borrower and not otherwise permitted by this Agreement or the Mortgage; or (v) if Borrower fails to obtain Lender's prior written consent to any Transfer as required by this Agreement or the Mortgage.

     SECTION 9.4 MATTERS CONCERNING MANAGER. If (a) the Debt has been accelerated pursuant to Section 8.1(b) hereof, (b) Manager shall become bankrupt or insolvent or (c) a default occurs under the Management Agreement which is not cured within any applicable notice or grace period, Borrower shall, at the request of Lender, remove the Property from the application of the Management Agreement if permitted to do so by the terms of the Management Agreement and the Consent Regarding Management Agreement, and replace the Manager of the Property with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.

     SECTION 9.5 SERVICER. At the option of Lender, the Loan may be serviced by a servicer/trustee (any such servicer/trustee, together with its agents, nominees or designees, are collectively referred to as "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. Borrower shall not be responsible for payment of any set-up fees or any other initial costs relating to or arising under the Servicing Agreement or the monthly servicing fee due to Servicer under the Servicing Agreement.

     X. MISCELLANEOUS

     SECTION 10.1 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of each party, shall inure to the benefit of the legal representatives, successors and assigns of the other party.

     SECTION 10.2 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the reasonable discretion of Lender and shall be final and conclusive.

     SECTION 10.3 GOVERNING LAW.

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND APPLICABLE FEDERAL LAWS.

     SECTION 10.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower or Lender therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances (unless such future notice or demand is otherwise required to be given).

     SECTION 10.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of any party in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

     SECTION 10.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

          If to Lender:     Bear Stearns Commercial Mortgage, Inc.
                            383 Madison Avenue
                            New York, New York 10179
                            Attention:  J. Christopher Hoeffel
                            Facsimile No.: (212) 272-7047

          with a copy to:   Katten Muchin Rosenman LLP
                            401 South Tryon Street, Ste. 2600
                            Charlotte, North Carolina 28202
                            Attention:  Daniel S. Huffenus, Esq.
                            Facsimile No.: (704) 344-3056

          If to Borrower:   COLE MT SPRING TX, LP
                            2555 East Camelback Road, Ste. 400
                            Phoenix, Arizona 85016
                            Attention: General Counsel
                            Facsimile No.: (602) 778-8780

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender's receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

     SECTION 10.7 TRIAL BY JURY. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

     SECTION 10.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 10.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          10.9.1 PREFERENCES. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder, provided such reapplication is consistent with the provisions of this Agreement. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          10.9.2 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

          10.9.3 REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

          10.9.4 EXPENSES; INDEMNITY.

          (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions reasonably requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents requested by Borrower or otherwise required hereunder, and any other documents or matters requested by Borrower or otherwise required hereunder; (iv) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement;
(v) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all reasonably required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property (including any fees incurred by Servicer in connection with the transfer of the Loan to a special servicer upon an Event of Default) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Cash Management Account, if applicable.

          (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any material breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

          (c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any reasonable fees and expenses incurred by any Rating Agency in connection with any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

     SECTION 10.10 SCHEDULES INCORPORATED. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     SECTION 10.11 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     SECTION 10.12 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
BENEFICIARIES.

          (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

          (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

     SECTION 10.13 PUBLICITY All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, or any of their Affiliates shall be subject to the prior written approval of Lender.

     SECTION 10.14 WAIVER OF MARSHALLING OF ASSETS. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

     SECTION 10.15 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

     SECTION 10.16 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

     SECTION 10.17 BROKERS AND FINANCIAL ADVISORS. Each party hereby represents to the other that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each party hereby agrees to indemnify, defend and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind (including reasonable attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of such party in connection with the transactions contemplated herein. The provisions of this Section 10.17 shall survive the expiration and termination of this Agreement and the payment of the Debt.

     SECTION 10.18 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

     SECTION 10.19 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.

     SECTION 10.20 CERTAIN ADDITIONAL RIGHTS OF LENDER (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

          (a) the right to routinely consult with and advise Borrower's management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;

          (b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

          (c) the right, in accordance with the terms of this Agreement to receive the financial statements required to be delivered under Section 5.1.11 hereof; and

          (d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property).

The rights described above in this Section 10.20 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                        BORROWER:

                                        COLE MT SPRING TX, LP,
                                        a Delaware limited partnership

                                        By: Cole GP CCPT II, LLC, a Delaware
                                            limited liability company,
                                            its General Partner

                                        By: Cole REIT Advisors II, LLC,
                                            a Delaware limited liability
                                            company, its Manager


                                        By: /s/ John M. Pons
                                            ------------------------------------
                                        Name: John M. Pons
                                        Title: Senior Vice President


                                        LENDER:

                                        BEAR STEARNS COMMERCIAL MORTGAGE, INC.,
                                        a New York corporation


                                        By: /s/ Michael A. Forastiere
                                            ------------------------------------
                                            Michael A. Forastiere
                                            Managing Director

                                   Schedule V

                              Identified Affiliates

Each of the following entities shall be deemed to be an "Identified Affiliate" for purposes hereof:

Series A, LLC, an Arizona limited liability company;
Series B, LLC, an Arizona limited liability company;
Series C, LLC, an Arizona limited liability company;
Series D, LLC, an Arizona limited liability company;
Cole Operating Partnership I, LP, a Delaware limited partnership; and Any entity wholly-owned by one or more of the foregoing


                                  Schedule V-1